Platts Midstream Development
& Management Conference

May 12, 2011

NASDAQ: CPNO

Disclaimer
This presentation includes “forward-looking statements,” as defined in the federal securities laws.
Statements that address activities or events that Copano believes will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about future producer activity and Copano’s total distributable cash flow and distribution coverage. These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control:
the volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to continue to obtain new sources of natural gas supply and retain its key customers; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production, producers’ ability to drill and successfully complete and attach new natural gas supplies and the availability of downstream transportation systems and other facilities for natural gas and NGLs; higher construction costs or project delays due to inflation, limited availability of required resources, or the effects of environmental, legal or other uncertainties; general economic conditions;
the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s quarterly and annual reports filed with the
Securities and Exchange Commission.

Copano undertakes no obligation to update any forward-looking statements, whether as a result of new information or future events.

Operating Segments
  Texas
 ■ Conventional, Eagle Ford Shale and
 north Barnett Shale Combo play
  Oklahoma
 ■ Conventional, Hunton dewatering
 play and Woodford Shale
  Rocky Mountains
 ■ Powder River Basin

Eagle Ford Landscape
  Eagle Ford is currently the best-situated U.S. shale play
 ■ Regulatory environment familiar with industry
 ■ Land owners are more industry-friendly
 ■ Some existing infrastructure
 ■ Proximity to large consuming market, industrial load and petrochemical markets
  Significant producer activity with large upstream representation
 ■ Over 160 rigs currently running in the Eagle Ford
 ■ Significant investment by offshore firms encouraging activity
 ■ Lack of completion crews and liquids-handling capabilities partially restricting near-term growth
  Many competitors in midstream space, but early-movers and those with existing infrastructure are advantaged
 ■ Producers fostering competition (i.e. multiple midstream providers desired)
 ■ Midstream providers with full-service capabilities lead the pack
 ● Producers require both natural gas and liquids solutions

Eagle Ford Volume Growth Outlook
  Volume growth driven by oil, NGLs and natural gas
 ■ Post-processing NGLs could be over 320,000 Bbls/d by year-end 2020(1)

Source: Ross Smith Energy Group.
  Source: Ross Smith Energy Group

Copano’s Eagle Ford Shale Strategy
  Utilize existing assets as a platform to provide additional midstream solutions for rich Eagle Ford Shale production in excess of 1 Bcf/d of gas and just under 100,000 Bbls/d of NGLs
  Leverage existing assets
 ■ Gathering
 ■ Processing
 ■ Fractionation
 ■ NGL transportation
  Execution of this strategy is well underway

Northern Eagle Ford Shale
  DK Pipeline
 ■ Existing pipeline - 38 miles of 24”
 pipe placed into full service October
 2010
 ■ February 2011 - announced
 extension of existing pipeline back
 to Houston Central Complex
 ● Additional 58 miles of 24” pipe
 ● Expected completion in 4Q 2011
 ■ Current capacity of 225,000
 MMBtu/d; extension to Houston
 Central Complex will increase
 capacity to 350,000 MMBtu/d

Northern Eagle Ford Shale
  DK Pipeline
 ■ Services the most prolific rich gas
 window in the Eagle Ford Shale
 ■ Loops Kinder Morgan Index 50
 pipeline, effectively boosting
 pipeline capacity to Houston Central
 ■ Key producer contracts with
 Abraxas, GeoSouthern, Petrohawk,
 Pioneer, Riley and others
 ■ Existing pipeline capital investment
 of $48 million
 ■ DK Extension additional capital
 investment of $100 million
 ■ Potential DK to Fashing project
 under consideration - estimated
 additional capital investment of $50
 million

Southern Eagle Ford Shale
  Eagle Ford Gathering (EFG)
 ■ 50/50 JV with Kinder Morgan
  EFG pipeline
 ■ 114 miles of 30” and 24” pipe -
 currently under construction
 ■ Expected completion 3Q2011
 ■ Nominal capacity of 600,000
 MMBtu/d
 ■ Long-term, fee-based contracts with
 aggregate volume commitments
 approaching 500,000 MMBtu/d
 ● SM Energy - July 2010
 ● Chesapeake - November 2010
 ● Anadarko - February 2011
 ■ Net capital investment of $87.5
 million

Eagle Ford Gathering Crossover Project
  Crossover project
 ■ 66 miles of 24” and 20” pipe
 connecting Kinder Morgan’s Index
 50 and Tejas 30” pipelines to
 Formosa
 ● Nominal pipeline capacity of
 400,000 MMBtu/d
 ● Expected completion 4Q2011
 ■ Allows an incremental 210,000
 MMBtu/d of gas to flow on Eagle
 Ford Gathering 30” pipeline
 ■ Processing, fractionation and
 product sales at Formosa’s Point
 Comfort Complex
 ■ Net capital investment of $50
 million

Houston Central Complex
  Current capacity of 700 MMcf/d
 ■ 500 MMcf/d of lean oil processing
 ■ 200 MMcf/d of cryogenic processing
  Multiple residue interconnects
 ■ Anticipated additional connection - Tres Palacios storage and header system
  Cryogenic processing expansion of 400 MMcf/d in progress
 ■ Improves NGL recoveries
 ■ Allows base loading of cryogenic plants with spillover to lean oil plant
 ■ Total capital investment of $145 million

Houston Central Complex
  Fractionation expansion
 ■ Responding to increased producer demand, liquids
 handling capacity will double at Houston Central
 Complex
 ■ Fractionation expansion from 22,000 Bbls/d to
 44,000 Bbls/d
 ● All ethane and propane will move to Dow through
 Copano purity pipelines
 ■ Total capital investment of $66 million
 ● Includes fractionation facilities and related plant
 upgrades and product pipeline expansions
 ● Expected completion 3Q2011

Liberty NGL Pipeline
  83-mile, 12” NGL pipeline extending from the Houston Central
 Complex to Markham NGL storage and Formosa’s Point Comfort
 Complex
 ■ Total capacity of 75,000 Bbls/d
 ■ Constructed through 50/50 JV with Energy Transfer
 ■ Expected completion early 3Q2011
  Long-term fractionation and product sales agreement with Formosa on favorable terms
 ■ Initial access to a minimum of 5,000 Bbls/d - 7,000 Bbls/d following Liberty
 NGL pipeline completion
 ■ Upon completion of Formosa’s fractionation expansion, will have up to 37,500
 Bbls/d of firm capacity starting 1Q 2013 for a 15-year term
  Net capital investment of $26 million

Houston Central NGL Infrastructure

Gulf Coast Petrochemical Market Access
  Copano has access to Dow
 and, upon completion of
 the Liberty NGL pipeline,
 Formosa

  Source: Hodson Report.
 ■ Among the largest end
 users of NGLs in the U.S.
 ■ Taking into account
 announced expansions,
 Dow and Formosa’s
 combined steam cracker
 capacity is approximately
 19% of total U.S.
 capacity(1)

Summary of Eagle Ford Shale
Infrastructure

  Total capital investment of over $500 million
  In excess of 1 Bcf/d of pipeline and processing capacity
  Approaching 100,000 Bbls/d of fractionation capacity
  Access to multiple markets for residue gas and NGLs

Combined Eagle Ford Map

Conclusions
  Focused on execution in the Eagle Ford Shale
  Multiple projects underway with in-service dates beginning in 2011
  Access to multiple residue markets and NGL markets
  Producer support has been strong but capacity still available
  Ample access to capital and liquidity for existing projects and new growth opportunities in the Eagle Ford Shale